Exhibit 10.138

Approved as to Form and Content
Secretary of Housing and Urban Development

By: ________________________________
    Name:
    Authorized Agent
Date: ______________________________

                        FIRST AMENDMENT TO FACILITY LEASE


         Reference is made to the Facility Lease ("Lease"), dated as of December 15, 1996, by and between The Annapolitan Care Center, Inc. ("Landlord") and CareMatrix of Annapolis, Inc. ("Tenant").

         WHEREAS, Tenant is being required to execute a Regulatory Agreement (the "Tenant Regulatory Agreement") with the Secretary of Housing and Urban Development ("HUD") relating to the Leased Property (as defined in the Lease); and

         WHEREAS, the Tenant Regulatory Agreement may obligate Tenant to make payments to HUD with respect to the Leased Property over and above the payments which Tenant is currently obligated to make under the Lease; and

         WHEREAS, Tenant also desires to have the ability to protect its leasehold interest by being able to make certain other payments to third parties that it is not currently obligated to make under the Lease.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.       The following new Section 3.6 is hereby added to the Lease:

         3.6 Limited Setoff Rights. In the event the Landlord (a) fails to make any payments to HUD under either the Insured Mortgage or the Regulatory Agreement (as defined in Section 10.1 below) or (b) has failed to make payment(s) to any other third party in connection with the Leased Property such that Tenant reasonably determines its use and enjoyment of the Leased Property may be impaired by Landlord's failure to make payment(s), the Tenant may (but shall not be obligated to) make such payment(s) to HUD or to such third party after giving the Landlord at least 15 business days notice of its intention to do so and thereafter setoff against the Rent next coming due the full amount of the payment(s) so made.

2. Except as expressly modified above and by the Agreement Amending Commencement Date of Facility Lease, the Lease remains unchanged and in full force and effect.

Executed as an instrument under seal as of the 23rd day of January, 1997.

 CAREMATRIX OF ANNAPOLIS,                  THE ANNAPOLITAN CARE CENTER,
 INC.

 By: /s/ ?????????????                 By: /s/ Robert J. Test
 Name:                                         Robert J. Test, President
 Title: